SERVICES AGREEMENT


This Services Agreement (this "Agreement") is made and entered into as of this 1st day of March, 2004 by and between Synerteck Incorporated, a Utah corporation (the "Company"), Healthcare Enterprise Group PLC, ("Client"). The Company and Client are collectively referred to hereinafter as the "Parties" or individually, a "Party."

The Client also desires to have certain services provided by the Company, therefore, the Parties agree as follows:

1. Services Provided. The Company agrees to provide the following services (collectively, "Services") and Equipment.

     a.  Network Hosting
     b.  24X7 User Support
     c.  Management and Maintenance of Servers
     d.  Active Directory Maintenance and Support
     e.  Network Device Maintenance and Support

2. Fees and Payment. Client shall pay to the Company $1470.00 in exchange for the Services (the "Contract Fee"), payable as follows:

     a. $1470.00 Monthly Payment

     b. Client agrees that the Contract Fee may be subject to increase based on additions to from the quantity or nature of the Services provided, and as the client expands it's business, or of the provision of additional services not specified herein.

     c. Client further agrees that travel expenses for Company personnel will be covered by the client.

3. Limitations. This Agreement is for services only and does not cover hardware or software specifications, defects, design limitations, or the repair or replacement of any equipment or component thereof. The Company specifically disclaims all implied warranties, including the implied warranties of merchantability or fitness for a particular purpose. In no event will the Company be liable to Client or to a third party for special, collateral, exemplary, indirect, incidental, or consequential damages (including, without limitation, loss of good will, profits, revenues, or savings, loss of use, interruption of business, or claims of customers of Client) whether such damages occurred prior or subsequent to, or are alleged as a result of tortuous conduct or breach of any of the provisions of this Agreement, even if the Company had been advised of the possibility of such damages.

4. Term; Termination. This Agreement shall continue in full force and effect for a period of six (6) months, commencing the date if this agreement. After the six month period the contract will renew monthly unless written notice is given sixty (60) days prior to cancellation.


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5. No Joint Venture or Partnership. This Agreement is a contract for the provision of services only. It does not, and shall not be construed, to create a joint venture or partnership between the Parties.

6. Successors and Assigns. This Agreement shall be binding and shall inure to the benefit of the Parties' respective heirs, successors, assigns, executors, or personal representatives.

7. Transfer and Assignment. The obligations of each party to this Agreement may not be assigned without the written consent of the Parties hereto.

8. Entire Agreement. This Agreement constitutes the entire agreement with regard to the subject matter hereto, and shall not be modified, amended, or superseded without the express written consent of the Parties.

9. Waiver. The waiver of either Party of any default in the performance of the other Party of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenants contained herein.

10. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be given by express delivery service, hand deliver, or by certified mail, postage prepaid, return receipt requested, to the Company at 11585 South State Street Ste 102, Draper, UT 84020, attention Clayton
B. Barlow, and to Client at:
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Notices shall be deemed effective upon receipt or upon attempted delivery if delivery is refused by the intended recipient or if delivery is impossible because the intended recipient has failed to provide a reasonable means for accomplishing delivery.

11. Governing Law; Venue. This Agreement shall be governed and construed according to the laws of the State of Utah unless superseded by the laws of the United States. The Parties further agree that proper venue and jurisdiction for any dispute in connection with this Agreement shall lie with the courts in Salt Lake County, State of Utah.

IN WITNESS WHEREOF, this Agreement is executed to be effective as of the day and year first written above.

                                          Healthcare Enterprise Group PLC

                                          /s/ Derek Buchanan
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                                          Derek Buchanan

                                          SYNERTECK INCORPORATED

                                          /s/ Clayton B. Barlow
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                                          Clayton B Barlow

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